Exhibit 1.01

Conflict Minerals Report of Williams-Sonoma, Inc. in Accordance with Rule 13p-1 under the Securities and Exchange Act of 1934

This is the Conflict Minerals Report of Williams-Sonoma, Inc. for calendar year 2014 in accordance with Rule 13p-1 (“Rule 13p-1”) under the Securities and Exchange Act of 1934 (the “1934 Act”). This Report contains information regarding all of Williams-Sonoma, Inc.’s merchandising strategies (Williams-Sonoma, Pottery Barn, Pottery Barn Kids, West Elm, PBteen, Williams-Sonoma Home, Rejuvenation, and Mark and Graham). Please refer to Rule 13p-1, Form SD and the 1934 Act Release No. 34-67716 for definitions to the terms used in this Report, unless otherwise defined herein.

Williams-Sonoma, Inc. and its merchandising strategies are retailers of high-quality consumer products for the kitchen and home, including kitchen essentials, dinnerware, cookware, electrics, cutlery, furniture, bedding, bathroom accessories, lighting, decorative accessories, rugs, curtains, gifts, hardware, small leather goods, jewelry, and home décor. Williams-Sonoma, Inc.’s merchandising strategies contract to manufacture some, although not all, of the products they sell.

Due Diligence (Instructions 1.01(c)(1))

Overview: Tin, tungsten, tantalum or gold (“3TGs”) are necessary to the functionality of certain lighting and decorative accessories products that Williams-Sonoma, Inc. contracts to be manufactured (“In-Scope Products”). For calendar year 2014, Williams-Sonoma, Inc. completed due diligence procedures that encompassed:

•	a reasonable country of origin inquiry regarding the 3TGs in the In-Scope Products that was reasonably designed to determine whether any of the 3TGs originated in the Democratic Republic of Congo or an adjoining country (“Covered Country”) or are from recycled or scrap sources; and

•	measures to exercise due diligence on the source and chain of custody of those 3TGs.

For Williams-Sonoma, Inc.’s due diligence exercise, a team oversaw the process, which consisted of key personnel in the following departments: the Global Operations Group, the Sustainable Development Department, the Legal Department and the Accounting Department.

The due diligence exercise conformed to an internationally recognized due diligence framework developed by the Organization for Economic Cooperation and Development as part of its “Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas” (“OECD Guidance”). In accordance with the OECD Guidance, Williams-

Sonoma, Inc.’s due diligence exercise included: 1) review of the previously-adopted Conflict Minerals Policy, which was then sent to relevant suppliers of Williams-Sonoma, Inc.’s products; 2) review and assessment of risk in the supply chain; and 3) review of the strategy to identify and respond to risks in the supply chain. There were no significant changes to the due diligence process since December 31, 2013, the end of the period covered in Williams-Sonoma, Inc.’s most recent Conflict Minerals Report.

Work with Suppliers: In performing our due diligence for 2014, Williams-Sonoma, Inc. continued to use the Electronic Industry Citizenship Coalition and Global e-Sustainability Initiative’s (EICC-GsSI) Conflict Minerals Reporting Template. Members of Williams-Sonoma, Inc.’s Legal Department and Sustainable Development Department identified suppliers of products that Williams-Sonoma, Inc. contracted to have manufactured and for which 3TGs might be necessary for product functionality or production. These suppliers were generally suppliers of lighting products and decorative accessories.

Williams-Sonoma, Inc. contacted each supplier and requested that it complete the EICC-GsSI Reporting Template. A third-party vendor was used to streamline this process by allowing suppliers to enter responses via the online EICC-GsSI Conflict Minerals Reporting Template. The vendor provided support for suppliers in completing the survey and also aggregated the data provided by suppliers so that Williams-Sonoma, Inc. could review and analyze the data.

As a retailer of consumer products, Williams-Sonoma, Inc. is several levels removed from the mining of conflict minerals, does not make direct purchases of raw or unrefined minerals and makes no purchases in the Covered Countries. Therefore, Williams-Sonoma, Inc. requested that each supplier identify whether 3TGs are used in items produced for the company, whether the minerals were recycled or scrap, and if not, all the smelters in the supplier’s supply chain, including the name and country of the smelter, and whether those smelters had been validated as conflict-free in accordance with the Conflict-Free Sourcing Initiative (CFSI) program. Williams-Sonoma, Inc. performed a good-faith review of the responses received from suppliers and performed an assessment of the data and requested additional information from suppliers as appropriate. All suppliers were asked to review the Conflict Minerals Policy and to sign a form acknowledging the policy.

Not all suppliers that completed the template identified smelters for their 3TGs. In some instances, this is because the suppliers could not obtain information regarding smelters from the sources of 3TGs. Where suppliers identified smelters used to process the necessary conflict minerals, none were located in the Covered Countries, and almost all were part of the CFSI program, meaning that the smelter has systems in places to assure only conflict-free sourcing.

Product Description and Related Matters (Instructions 1.01(c)(2))

Description of In-Scope Products:

The In-Scope Products are lighting and decorative accessories, including some seasonal merchandise, bath hardware, jewelry, and tabletop items.

Facilities Used to Process Necessary Conflict Minerals in In-Scope Products:

Due diligence revealed that necessary conflict minerals used in In-Scope products were derived from the smelters identified below. None were located in the Covered Countries. This list only includes smelter information provided by those suppliers who completed the EICC-GsSI Conflict Minerals Reporting Template.

SMELTER	COUNTRY OF LOCATION
A.L.M.T. Corp.	Japan
Aida Chemical Industries Co. Ltd.	Japan
Allgemeine Gold-und Silberscheideanstalt A.G.	Germany
Almalyk Mining and Metallurgical Complex (AMMC)	Uzbekistan
Alpha	United States
AngloGold Ashanti Córrego do Sítio Minerção	Brazil
Argor-Heraeus SA	Switzerland
Asahi Pretec Corporation	Japan
Asaka Riken Co Ltd	Japan
Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	Turkey
Aurubis AG	Germany
Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	Philippines
Boliden AB	Sweden
C. Hafner GmbH + Co. KG	Germany
Caridad	Mexico
CCR Refinery – Glencore Canada Corporation	Canada
Cendres + Métaux SA	Switzerland
Chimet S.p.A.	Italy
China Tin Group Co., Ltd.	China
Chongyi Zhangyuan Tungsten Co., Ltd.	China
Chugai Mining	Japan
CNMC (Guangxi) PGMA Co. Ltd.	China
Conghua Tantalum and Niobium Smeltry	China
Cooper Santa	Brazil
CV Gita Pesona	Indonesia

SMELTER	COUNTRY OF LOCATION
CV JusTindo	Indonesia
CV Makmur Jaya	Indonesia
CV Nurjanah	Indonesia
CV Serumpun Sebalai	Indonesia
CV United Smelting	Indonesia
D Block Metals, LLC	United States
Daejin Indus Co. Ltd	Korea, Republic Of
Dayu Weiliang Tungsten Co., Ltd.	China
Do Sung Corporation	Korea, Republic Of
Dowa	Japan
Duoluoshan	China
Eco-System Recycling Co., Ltd.	Japan
EM Vinto	Bolivia
Exotech Inc.	United States
F&X Electro-Materials Ltd.	China
Fenix Metals	Poland
FSE Novosibirsk Refinery	Russian Federation
Fujian Jinxin Tungsten Co., Ltd.	China
Ganzhou Huaxing Tungsten Products Co., Ltd.	China
Ganzhou Non-ferrous Metals Smelting Co., Ltd.	China
Ganzhou Seadragon W & Mo Co., Ltd.	China
Gejiu Kai Meng Industry and Trade LLC	China
Gejiu Non-Ferrous Metal Processing Co. Ltd.	China
Gejiu Zi-Li	China
Global Advanced Metals Aizu	Japan
Global Advanced Metals Boyertown	United States
Global Tungsten & Powders Corp.	United States
Guangdong Jinding Gold Limited	China
Guangdong Xianglu Tungsten Co., Ltd.	China
H.C. Starck GmbH	Germany
H.C. Starck GmbH Goslar	Germany
H.C. Starck GmbH Laufenburg	Germany
H.C. Starck Hermsdorf GmbH	Germany
H.C. Starck Smelting GmbH & Co.KG	Germany
Heimerle + Meule GmbH	Germany
Heraeus Ltd. Hong Kong	Hong Kong
Heraeus Precious Metals GmbH & Co. KG	Germany
Hi-Temp	United States
Huichang Jinshunda Tin Co. Ltd	China
Hunan Chenzhou Mining Group Co., Ltd.	China

SMELTER	COUNTRY OF LOCATION
Hunan Chunchang Nonferrous Metals Co., Ltd.	China
Hwasung CJ Co. Ltd	Korea, Republic Of
Inner Mongolia Qiankun Gold and Silver Refinery Share Company Limited	China
Ishifuku Metal Industry Co., Ltd.	Japan
Istanbul Gold Refinery	Turkey
Japan Mint	Japan
Japan New Metals Co., Ltd.	Japan
Jiangxi Copper Company Limited	China
Jiangxi Nanshan	China
Jiangxi Xinsheng Tungsten Industry Co., Ltd.	China
JiuJiang JinXin Nonferrous Metals Co., Ltd.	China
Jiujiang Tanbre Co., Ltd.	China
Johnson Matthey Inc	United States
Johnson Matthey Ltd	Canada
JSC Ekaterinburg Non-Ferrous Metal Processing Plant	Russian Federation
JSC Uralelectromed	Russian Federation
JX Nippon Mining & Metals Co., Ltd.	Japan
Kazzinc Ltd	Kazakhstan
KEMET Blue Powder	United States
Kennametal Fallon	United States
Kennametal Huntsville	United States
Kennecott Utah Copper LLC	United States
King-Tan Tantalum Industry Ltd	China
Kojima Chemicals Co., Ltd	Japan
Korea Metal Co. Ltd	Korea, Republic Of
Kyrgyzaltyn JSC	Kyrgyzstan
L’ azurde Company For Jewelry	Saudi Arabia
Linwu Xianggui Smelter Co	China
LSM Brasil S.A.	Brazil
LS-NIKKO Copper Inc.	Korea, Republic Of
Malaysia Smelting Corporation (MSC)	Malaysia
Materion	United States
Matsuda Sangyo Co., Ltd.	Japan
Metallo Chimique	Belgium
Metalor Technologies (Hong Kong) Ltd	Hong Kong
Metalor Technologies SA	Switzerland
Metalor USA Refining Corporation	United States
Met-Mex Peñoles, S.A.	Mexico
Mineração Taboca S.A.	Brazil

SMELTER	COUNTRY OF LOCATION
Minsur	Peru
Mitsubishi Materials Corporation	Japan
Mitsubishi Materials Corporation	Japan
Mitsui Mining & Smelting	Japan
Mitsui Mining and Smelting Co., Ltd.	Japan
Molycorp Silmet A.S.	Estonia
Moscow Special Alloys Processing Plant	Russian Federation
Nadir Metal Rafineri San. Ve Tic. A.Ş.	Turkey
Navoi Mining and Metallurgical Combinat	Uzbekistan
Nihon Material Co. LTD	Japan
Ningxia Orient Tantalum Industry Co., Ltd.	China
Novosibirsk Integrated Tin Works	Russian Federation
Nui Phao H.C. Starck Tungsten Chemicals Manufacturing LLC	Vietnam
Ohio Precious Metals, LLC	United States
OJSC “The Gulidov Krasnoyarsk Non-Ferrous Metals Plant” (OJSC Krastvetmet)	Russian Federation
OJSC Kolyma Refinery	Russian Federation
OMSA	Bolivia
PAMP SA	Switzerland
Prioksky Plant of Non-Ferrous Metals	Russian Federation
PT Alam Lestari Kencana	Indonesia
PT Aneka Tambang (Persero) Tbk	Indonesia
PT Artha Cipta Langgeng	Indonesia
PT Babel Inti Perkasa	Indonesia
PT Babel Surya Alam Lestari	Indonesia
PT Bangka Putra Karya	Indonesia
PT Bangka Tin Industry	Indonesia
PT Belitung Industri Sejahtera	Indonesia
PT BilliTin Makmur Lestari	Indonesia
PT Bukit Timah	Indonesia
PT DS Jaya Abadi	Indonesia
PT Eunindo Usaha Mandiri	Indonesia
PT Fang Di MulTindo	Indonesia
PT HP Metals Indonesia	Indonesia
PT Inti Stania Prima	Indonesia
PT Karimun Mining	Indonesia
PT Koba Tin	Indonesia
PT Mitra Stania Prima	Indonesia
PT Panca Mega Persada	Indonesia

SMELTER	COUNTRY OF LOCATION
PT Pelat Timah Nusantara Tbk	Indonesia
PT Prima Timah Utama	Indonesia
PT REFINED BANGKA TIN	Indonesia
PT Sariwiguna Binasentosa	Indonesia
PT Seirama Tin investment	Indonesia
PT Stanindo Inti Perkasa	Indonesia
PT Sumber Jaya Indah	Indonesia
PT Tambang Timah	Indonesia
PT Timah (Persero), Tbk	Indonesia
PT Tinindo Inter Nusa	Indonesia
PT Tommy Utama	Indonesia
PT Yinchendo Mining Industry	Indonesia
PX Précinox SA	Switzerland
Rand Refinery (Pty) Ltd	South Africa
RFH Tantalum Smeltry Co., Ltd	China
Royal Canadian Mint	Canada
Rui Da Hung	Taiwan
Sabin Metal Corp.	United States
SAMWON METALS Corp.	Korea, Republic Of
Schone Edelmetaal	Netherlands
SEMPSA Joyería Platería SA	Spain
Shandong Zhaojin Gold & Silver Refinery Co. Ltd	China
SOE Shyolkovsky Factory of Secondary Precious Metals	Russian Federation
Soft Metais, Ltda.	Brazil
Solar Applied Materials Technology Corp.	Taiwan
Solikamsk Magnesium Works OAO	Russian Federation
Sumitomo Metal Mining Co., Ltd.	Japan
Taki Chemicals	Japan
Tanaka Kikinzoku Kogyo K.K.	Japan
Tejing (Vietnam) Tungsten Co., Ltd.	Vietnam
Telex	United States
Thaisarco	Thailand
The Great Wall Gold and Silver Refinery of China	China
The Refinery of Shandong Gold Mining Co. Ltd	China
Tokuriki Honten Co., Ltd	Japan
Torecom	Korea, Republic Of
Ulba	Kazakhstan
Umicore Brasil Ltda	Brazil
Umicore SA Business Unit Precious Metals Refining	Belgium
United Precious Metal Refining, Inc.	United States

SMELTER	COUNTRY OF LOCATION
Valcambi SA	Switzerland
Western Australian Mint trading as The Perth Mint	Australia
White Solder Metalurgia e Mineração Ltda.	Brazil
Wolfram Bergbau und Hütten AG	Austria
Wolfram Company CJSC	Russian Federation
Xiamen Tungsten (H.C.) Co., Ltd.	China
Xiamen Tungsten Co., Ltd.	China
YAMAMOTO PRECIOUS METAL CO., LTD.	Japan
Yokohama Metal Co Ltd	Japan
Yunnan Chengfeng Non-ferrous Metals Co.,Ltd.	China
Yunnan Tin Company, Ltd.	China
Zhongyuan Gold Smelter of Zhongjin Gold Corporation	China
Zhuzhou Cement Carbide	China
Zijin Mining Group Co. Ltd	China

Information About Country of Origin of Necessary Conflict Minerals Used in In-Scope Products:

Other than information provided above regarding the facilities used to process the 3TGs, Williams-Sonoma, Inc. was not able to determine the country of origin of the 3TGs used in our products. However, because almost all of the facilities used to process the 3TGs are part of the CFSI program, these facilities have systems in places to assure only conflict-free sourcing.

Information About Efforts to Determine Mine or Location of Origin:

The description of the company’s due diligence exercise set forth above under the heading “Due Diligence” covers Williams-Sonoma, Inc.’s efforts to determine the mine or location of origin with the greatest possible specificity.